UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 26, 2015

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Waugh Drive, Suite 1000		77007
Houston, Texas		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On October 28, 2015, Kirby Corporation (“Kirby”) issued a press release announcing earnings for the third quarter and first nine months ended September 30, 2015.  A copy of the press release is attached as Exhibit 99.1 to this report.

EBITDA, a non-GAAP financial measure, is used in the press release.  Kirby defines EBITDA as net earnings attributable to Kirby before interest expense, taxes on income, depreciation and amortization.  Kirby has historically evaluated its operating performance using numerous measures, one of which is EBITDA.  EBITDA is presented because of its wide acceptance as a financial indicator.  EBITDA is one of the performance measures used in Kirby’s incentive bonus plan.  EBITDA is also used by rating agencies in determining Kirby’s credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies.  A quantitative reconciliation of EBITDA to GAAP net earnings attributable to Kirby for the 2015 and 2014 third quarters and first nine months is included in the press release.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2015, the Board of Directors of Kirby increased the size of the Board from 9 to 10 members and filled the newly created vacancy by electing Anne-Marie N. Ainsworth to serve as a Class III director until the Annual Meeting of Stockholders in 2016.  Ms. Ainsworth is the retired President and Chief Executive Officer of the general partner of Oiltanking Partners, L.P. and of Oiltanking Holding Americas, Inc., companies engaged in the terminaling, storage and transportation by pipeline of crude oil, refined petroleum products and liquefied petroleum gas.  Ms. Ainsworth will receive the standard compensation for directors under Kirby’s Nonemployee Director Compensation Program, prorated for her current term of office, including an automatic grant of $83,750 in value of restricted shares of Kirby common stock and a prorated annual director fee of $37,500 payable quarterly.  The number of shares of restricted stock will be determined based on the fair market value of Kirby common stock on the date of grant, which will be November 2, 2015, and using a multiplier of 1.2.  The shares of restricted stock vest six months after the date of grant.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits:
99.1	Press release dated October 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIRBY CORPORATION
(Registrant)

By:	/s/ C. Andrew Smith
C. Andrew Smith
Executive Vice President and Chief Financial Officer

Dated:  October 29, 2015

EXHIBIT INDEX

Exhibit 99.1   Press release dated October 28, 2015